                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           A. L. Laboratories, Inc.
                (Name of Registrant as Specified In Its Charter)

                           A. L. Laboratories, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                      LOGO

                            A. L. LABORATORIES, INC.
                              One Executive Drive
                                 P.O. Box 1399
                           Fort Lee, New Jersey 07024

                     -------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1994
                     -------------------------------------

To the Stockholders of A. L. Laboratories, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of A. L. Laboratories, Inc., a Delaware corporation (the "Company"), will be held at THE PIERRE HOTEL, WEDGWOOD ROOM, FIFTH AVENUE AT 61ST STREET, NEW YORK, NEW YORK, on Monday, June 20, 1994, at 11:00 a.m., local time, to consider and act upon the following matters:

  1. The election of eight directors to the Company's Board of Directors, each to hold office until the 1995 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify.

  2. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 26, 1994 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

  A Proxy Statement accompanies this notice.

                                          By order of the Board of Directors,

                                          Beth P. Hecht
                                          Secretary

April 29, 1994

                                      LOGO

                            A. L. LABORATORIES, INC.
                              ONE EXECUTIVE DRIVE
                                 P.O. BOX 1399
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 APRIL 29, 1994

                 ---------------------------------------------
               Proxy Statement for Annual Meeting of Stockholders
                 ---------------------------------------------
                          To Be Held on June 20, 1994

  This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of A. L. Laboratories, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, June 20, 1994, at The Pierre Hotel, Wedgwood Room, Fifth Avenue at 61st Street, New York, New York, at 11:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

  At the Annual Meeting, the Company's stockholders will consider and act upon the following matters:

    1. The election of eight directors to the Company's Board of Directors, each to hold office until the 1995 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. See "Election of Directors."

    2. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

  The close of business on April 26, 1994 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and entitled to vote at, the Annual Meeting. As of the Record Date, 13,333,869 shares of Class A Stock and 8,226,562 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

  For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy, of holders of stock entitled to be voted with respect to such matter representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For purposes of determining whether a quorum exists with respect to any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

  Except for the election of directors (described below) and certain matters that require a class vote, holders of Class A Stock and holders of Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

  Eight directors will be elected at the Annual Meeting. Under the Company's Certificate of Incorporation, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 25% of the Company's Board of Directors (or if such 25% is not a whole number, the nearest higher whole number of directors that is at least 25% of such membership), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect two directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect six directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the two
Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the six Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

PROXIES

  The enclosed proxy provides space for stockholders to vote for, or withhold authority to vote for, either or both of the Company's two nominees for Class A Directors.

  Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR the election, as directors, of the two nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors -- Nominees for Directors -- Nominees for Class A Directors" below); and, in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

  A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's executive offices, located at One Executive Drive, P.O. Box 1399, Fort Lee, New Jersey 07024.

  If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of April 1, 1994 (unless otherwise noted) certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company and the six named individuals (as defined below) and (c) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed in this table.

                                                  AMOUNT AND
                                                    NATURE      PERCENT      PERCENT OF
    TITLE OF CLASS                               OF BENEFICIAL    OF        COMMON STOCK
       OF STOCK       NAME OF BENEFICIAL OWNER     OWNERSHIP     CLASS     (BOTH CLASSES)
 -------------------- ------------------------   -------------  -------    --------------
 Class B Common Stock Apothekernes
                       Laboratorium A.S (1)        8,226,562(2) 100.00%        38.16%
 Class A Common Stock Apothekernes
                       Laboratorium A.S (1)                0(3)      *(3)        *
 Class A Common Stock Wellington Management
                       Company (4)                 1,991,450     14.94          9.24
 Class A Common Stock State of Wisconsin
                       Investment
                       Board (5)                   1,171,400      8.79          5.43
 Class A Common Stock Government of Singapore
                      Investment  Corporation
                      Pte Ltd. (6) Government
                      of Singapore (6)
                      Monetary Authority of
                      Singapore (6)                1,086,500      8.15          5.04
 Class A Common Stock INVESCO PLC (7)
                      INVESCO North American
                      Group,  Ltd. (7)
                      INVESCO, Inc. (7)
                      INVESCO North American
                      Holdings,  Inc. (7)
                      INVESCO Funds Group,
                      Inc. (7)                     1,022,800      7.67          4.74
 Class A Common Stock Vanguard Specialized
                       Portfolios, Inc.--
                       Health Care Portfolio
                       (8)                           847,700      6.36          3.93

                                                  AMOUNT AND
                                                    NATURE     PERCENT   PERCENT OF
    TITLE OF CLASS                               OF BENEFICIAL   OF     COMMON STOCK
       OF STOCK       NAME OF BENEFICIAL OWNER     OWNERSHIP    CLASS  (BOTH CLASSES)
 -------------------- ------------------------   ------------- ------- --------------
 Class A Common Stock Einar W. Sissener (9)               0       *          *
 Class A Common Stock James Balog                    11,000       *          *
 Class A Common Stock I. Roy Cohen                   26,844       *          *
 Class A Common Stock Thomas G. Gibian                  450       *          *
 Class A Common Stock Glen E. Hess                    4,525       *          *
 Class A Common Stock Oscar W. Kaalstad                 500       *          *
 Class A Common Stock William S. Leonhardt
                       (10)                           9,187       *          *
 Class A Common Stock Gert W. Munthe (11)                 0       *          *
 Class A Common Stock Sivert A. Nielsen                 837       *          *
 Class A Common Stock Georg W. Sverdrup (12)          3,000       *          *
 Class A Common Stock Erik G. Tandberg (13)               0       *          *
 Class A Common Stock Jeffrey E. Smith (14)          51,109       *          *
 Class A Common Stock David E. Cohen (15)            37,346       *          *
 Class A Common Stock Niels L. Graugaard (16)        11,375       *          *
 Class A Common Stock George S. Barrett (17)          7,579       *          *
 Class A Common Stock All directors and
                       executive officers as a
                       group (13 persons) (18)      161,625     1.21         *

- ----------------------
*Indicates ownership of less than one percent.

(1) The address of Apothekernes Laboratorium A.S, a corporation organized and existing under the laws of the Kingdom of Norway ("A. L. Oslo"), is Postboks 158 Skoyen, N-0212 Oslo 2, Norway.

(2) These shares of Class B Stock are held of record by A/S Wangs Fabrik, a wholly owned subsidiary of A. L. Oslo ("Wangs Fabrik"), although A. L. Oslo retains full beneficial ownership of these shares. Of such amount 1,828,125 shares have been pledged to two Norwegian banks as collateral for outstanding debt and unused drawing facilities. A. L. Oslo has agreed with the Company that, other than such pledge, it will not sell or otherwise dispose of any of its Class B Stock or convert any such shares into Class A Stock at any time prior to November 1, 1994. Wangs Fabrik also owns 17,000 ordinary shares of A. L. Oslo's capital stock ("A. L. Oslo Shares") (approximately 4.25% of the outstanding A. L. Oslo Shares).

(3) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A. L. Oslo were converted as of April 1, 1994, A. L. Oslo would own approximately 38.16% of the then outstanding shares of Class A Stock.

(4) The source of this information is the Amendment No. 3 to Schedule 13G dated February 10, 1994 and filed with the Securities and Exchange Commission (the "Commission") by Wellington Management Company ("WMC"). Such Amendment No. 3 to Schedule 13G reported that WMC has shared voting power and shared dispositive power with respect to 766,250 shares and 1,991,450 shares, respectively, and does not have sole voting power or sole dispositive power with respect to any shares. WMC also reported that, other than Vanguard Specialized Portfolios, Inc. -- Health Care Portfolio ("Vanguard"), none of its clients is known to have more than 5% beneficial ownership. See footnote (8) below for information regarding Vanguard's ownership of shares of Class A Stock. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

(5) The source of this information is the Schedule 13G dated February 8, 1994 and filed with the Commission by State of Wisconsin Investment Board (the "Wisconsin Board"), a government agency which manages public pension funds. The address of the Wisconsin Board is P.O. Box 7842, Madison, Wisconsin 53707.

(6) The source of this information is the Schedule 13D dated December 16, 1993 and filed with the Commission by Government of Singapore Investment Corporation Pte Ltd. (the "Singapore Corporation"), Government of Singapore ("Singapore") and Monetary Authority of Singapore (the "Singapore Authority"). Such Schedule 13D reports that (a) the Singapore Corporation beneficially owns an aggregate of 1,086,500 shares which were bought by Singapore and the Singapore Authority and has shared voting power and shared dispositive power with respect to such shares, (b) Singapore beneficially owns 794,500 shares and has shared voting power and shared dispositive power with respect to such shares and (c) the Singapore Authority beneficially owns 292,000 shares and has shared voting power and shared dispositive power with respect to such shares. The address of the Singapore Corporation, Singapore and the Singapore Authority is 250 North Bridge Road, #33-00 Raffles City Tower, Singapore 0617.

(7) The source of this information is the Amendment No. 1 to Schedule 13G dated February 8, 1994 and filed with the Commission by INVESCO PLC, a parent holding company. Such Amendment No. 1 to Schedule 13G reported that each of INVESCO PLC, INVESCO North American Group, Ltd., a holding company, INVESCO, Inc., a holding company, INVESCO North American Holdings, Inc., a holding company, and INVESCO Funds Group, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, have shared voting power and shared dispositive power with respect to 1,022,800 shares and such persons hold the shares on behalf of other persons (none of whom has more than 5% beneficial ownership) who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The address of INVESCO PLC, INVESCO North American Group, Ltd., INVESCO, Inc., INVESCO North American Holdings, Inc. and INVESCO Funds Group, Inc. is 11 Devonshire Square, London EC2M 4YR, England.

(8) The source of this information is the Amendment No. 2 to Schedule 13G dated February 10, 1994 and filed with the Commission by Vanguard. Such Amendment No. 2 to Schedule 13G reported that Vanguard had sole voting power and shared dispositive power with respect to the 847,700 shares. The address of Vanguard is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

(9) Mr. Sissener is President and Chief Executive Officer of A. L. Oslo and together with certain members of his immediate family beneficially owns approximately 50.8% of the outstanding A. L. Oslo Shares.

(10) Mr. Leonhardt also beneficially owns 12,000 A. L. Oslo Shares (approximately 3% of the outstanding A. L. Oslo Shares). The Company has been advised by Mr. Leonhardt that (i) he has sole voting power and sole investment power with respect to 2,000 A. L. Oslo Shares and (ii) as a result of a proxy granted to him, he has voting and investment power over 6,000 A. L. Oslo Shares owned by his children, 2,000 A. L. Oslo Shares owned by a trust for his grandchildren and 2,000 A. L. Oslo Shares owned by an estate of one of his children.

(11) Mr. Munthe has been nominated for election as a director of A. L. Oslo and beneficially owns 11,800 A. L. Oslo Shares (approximately 3% of the outstanding A. L. Oslo Shares). The Company has been advised by Mr. Munthe that such A. L. Oslo Shares are owned by members of his immediate family and are included in the number of shares beneficially owned by Mr. Sissener (see footnote (9) above) and he does not have any voting or dispositive power over such shares.

(12) These shares of Class A Stock are owned by Unger-Vetlesen Medical Fund. Mr. Sverdrup has advised the Company that, as Chairman of the Board of Unger-Vetlesen Medical Fund, he has sole voting power with respect to, and may be deemed to be the beneficial owner of, such shares. Mr. Sverdrup is also the Vice Chairman of A. L. Oslo's Corporate Assembly (the corporate body which elects A. L. Oslo's directors) and owns 2,000 A. L. Oslo Shares (approximately 0.5% of the outstanding A. L. Oslo Shares).

(13) Mr. Tandberg is a director of A. L. Oslo and owns eight A. L. Oslo Shares.

(14) Includes 40,125 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of April 1, 1994 or within sixty days thereof. The Company has been advised by Mr. Smith that his children own 2,000 of these shares but that he has voting power over such shares.

(15) Includes 28,625 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of April 1, 1994 or within sixty days thereof.

(16) Comprised of shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of April 1, 1994 or within sixty days thereof.

(17) Includes 5,750 shares that may be obtained upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of April 1, 1994 or within sixty days thereof.

(18) Includes 86,500 shares that the executive officers of the Company as a group may obtain upon exercise of stock options granted under the Company's 1983 Incentive Stock Option Plan, as amended, and exercisable as of April 1, 1994 or within sixty days thereof.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Company's Board of Directors intends to cause the nomination of the nominees listed below under "-- Nominees for Directors -- Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

  Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his successor is chosen and qualified.

  A. L. Oslo, which beneficially owns 100% of the shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "--Nominees for Directors--Nominees for Class B Directors," which would assure their election as Class B Directors.

NOMINEES FOR DIRECTORS

  The Company believes that each of the nominees for director will be able to serve. If any of the nominees would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

  Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director are listed below.

James Balog............. Age 65. Director of the Company since September 1983. Chairman of 1838 Investment Advisors, Chairman of Lambert Brussels Capi-
                         tal Corporation from February, 1988 to December 31, 1992.
Thomas G. Gibian........ Age 72. Director of the Company since March 1993. President and
                         Chief Executive Officer of Henkel Corporation, a speciality chemicals manufacturer and United States subsidiary of Henkel
                         KGaA, from 1980 to 1986.

  Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below.

I. Roy Cohen............ Age 71. Director of the Company since 1975. Consultant to the
                         Company and Chairman of the Executive Committee; Chairman of the
                         Office of the Chief Executive of the Company from July, 1991 to
                         December, 1992; Vice Chairman of the Board of Directors of the
                         Company from January, 1991 to December 31, 1992; President and
                         Chief Executive Officer of the Company from 1976 to January,
                         1991.
Glen E. Hess............ Age 52. Director of the Company since September 1983. Partner in the law firm of Kirkland & Ellis since 1973.
Gert W. Munthe.......... Age 37. President and Chief Executive Officer of NetCom GMS A.S,
                         a Norwegian mobile cellular company, since 1993. President of
                         Nycomed (Imaging) A.S, a wholly owned subsidiary of Hafslund
                         Nycomed A.S, from 1991 to 1993. Executive Vice President in charge of the energy business of Hafslund Nycomed A.S, an
                         industrial group engaged in the energy and pharmaceutical
                         businesses, from 1988 to 1991.
Einar W. Sissener....... Age 65. Director of the Company since 1975. Member of the Office of the Chief Executive of the Company since July, 1991; Chairman of the Company since 1975; Chief Executive Officer and President of A. L. Oslo since 1972.
Georg W. Sverdrup....... Age 65. Executive Vice President of Frydenland Ringnes Breweries
                         A.S, a brewery in Oslo, Norway, from 1970 to 1993. Vice Chairman of the Board of A/S Elje Oslo, an investment company, since 1977.
                         Chairman of Unger-Vetlesen Medical Fund, a beneficiary trust in
                         Jersey Channel Islands, since 1983. Member of the Corporate
                         Assembly of A. L. Oslo since 1973 and Vice Chairman of the
                         Corporate Assembly of A. L. Oslo since 1986.
Erik G. Tandberg........ Age 64. Partner in Corporate Development International, a
                         consulting partnership specializing in international searches for companies, since 1986. President of Arco Chemical Europe
                         Inc., a chemical company, from 1982 to 1986.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

  The Company's Board of Directors held eight meetings in 1993, excluding separate meetings of the U.S. Directors (as specified below). Each person who served as a director in 1993 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee.

  In addition to the meetings of the Company's entire Board of Directors, the U.S. Directors, consisting of Messrs. James Balog, Thomas G. Gibian, I. Roy Cohen, Glen E. Hess, Oscar W. Kaalstad and William S. Leonhardt in 1993, held a total of eighteen meetings and telephone conferences in 1993 principally to discuss matters relating to a possible combination of the Company and certain related businesses of A. L. Oslo. See "Certain Relationships and Related Transactions -- Transactions with A. L. Oslo."

COMMITTEES OF THE BOARD

  Pursuant to its bylaws, the Company has established standing Audit, Executive and Compensation Committees.

  The Audit Committee reviews and makes recommendations to the Company's Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee also monitors compliance with the Company's Code of Ethics, which was adopted in 1989. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit Committee to review transactions between the Company and A. L. Oslo (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit Committee for any transaction with A. L. Oslo which involves $500,000 or more, except that prior approval of the Audit Committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business. The bylaws of the Company require that a majority of the members of the Audit Committee not be employees of the Company or A. L. Oslo or otherwise have a material relationship with either of them. The current members of the Audit Committee are Messrs. James Balog (Chairman), Thomas G. Gibian and William S. Leonhardt. The Audit Committee held two meetings in 1993.

  The Executive Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. The members of the Executive Committee are Messrs. Einar W. Sissener, James Balog and I. Roy Cohen (Chairman). The Executive Committee held three meetings in 1993 and also communicated informally throughout the year.

  The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for all officers of the Company, except the Chief Executive Officer, and with respect to the compensation and benefit plans generally applicable to the Company's employees. The members of the Compensation Committee are Messrs. I. Roy Cohen, Einar W. Sissener, Glen E. Hess and William
S. Leonhardt (Chairman). The Compensation Committee held three meetings in 1993. The Compensation Committee also administers the Company's 1983 Incentive Stock Option Plan, as amended, with authority to grant options to eligible employees of the Company and its subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. I. Roy Cohen was the Chairman of the Office of the Chief Executive from July 1, 1991 until December 31, 1992 and was Vice Chairman of the Company from January 15, 1991 until July 1, 1991. Prior thereto Mr. Cohen was President and Chief Executive Officer of the Company. Mr. Cohen currently is a consultant to the Company and Chairman of the Executive Committee. Mr. Einar W. Sissener has been, and is currently, the Chairman of the Board of Directors of the Company and member of the Office of the Chief Executive and is President and Chief Executive Officer of A. L. Oslo. Mr. Glen E. Hess's professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

DIRECTORS' COMPENSATION

  As compensation for services to the Company, the Chairman of the Board of Directors receives an annual fee of $87,500 (before deduction of Company charges for office and secretarial services). All other directors receive directors' fees at a current annual rate of $22,500 and an annual grant of shares of Class A Stock having a market value of approximately $2,500. In addition, each director receives $1,200 for each Board meeting and each meeting of the U.S. Directors attended and $850 for each Committee meeting attended. The Chairman of each of the Audit, Executive and Compensation Committees receives an additional $4,500 per year. As additional consideration for serving as members of a special committee to assess a possible combination of the Company and certain related businesses of A. L. Oslo, Messrs. Balog and Gibian received $150,000 and $45,000, respectively, during 1993.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The functions of the Chief Executive Officer are carried out by the Office of the Chief Executive consisting, during 1993 and presently, of Messrs. Jeffrey
E. Smith and Einar W. Sissener, acting together. Although the responsibilities and authority of the Chief Executive Officer are shared between the members of the Office of the Chief Executive as they determine, Mr. Sissener, prior to August 1993, generally served as a strategist and advisor to the Company. In August 1993, at the request of the Company's Board of Directors, Mr. Sissener undertook, in the context of the Office of the Chief Executive, greater responsibilities than he previously had for management of the Company.

  The following table (the "Summary Compensation Table") sets forth the annual and long-term compensation paid or granted to, or accrued for, the persons named below (the "named individuals") during 1993, 1992 and 1991:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                  ANNUAL COMPENSATION                COMPENSATION
                                         ------------------------------------------- ------------
                                                                                        AWARDS
                                                                        OTHER ANNUAL ------------  ALL OTHER
                                                                        COMPENSATION OPTIONS/SARS COMPENSATION
NAME AND PRINCIPAL POSITION DURING 1993  YEAR SALARY ($)   BONUS ($)      ($) (1)      (#) (2)      ($) (1)
- ---------------------------------------  ---- ----------   ---------    ------------ ------------ ------------
Einar W. Sissener                        1993  100,000            0        28,685(3)         0      115,932(4)
  (Chairman, Director and Member of      1992        0      120,000          *               0      119,284
  the Office of the Chief Executive)     1991        0            0                          0
I. Roy Cohen                             1993  339,600(5)    80,000          *               0       66,549(6)
  (Director, Chairman of the             1992  402,371      246,530          *               0       78,752
  Executive Committee and Consultant)    1991  545,223      100,000                          0
Jeffrey E. Smith                         1993  329,992       65,000          *          10,000       43,229(7)
  (Executive Vice President and          1992  323,703      125,000          *          10,000       44,021
  Member of the Office of the Chief      1991  241,535      115,000                     27,500
  Executive)
David E. Cohen                           1993  240,058      120,000          *           7,000        9,186(8)
  (President -- Animal Health            1992  232,637       80,000          *           7,000        8,925
  Division)                              1991  199,423       70,000                      7,500
Niels L. Graugaard                       1993  237,041       30,864          *           7,000       41,251(9)
  (President and Managing Director --    1992  240,225       66,269          *           7,000       40,797
  A/S Dumex Ltd. ("Dumex"))(10)          1991  180,099      187,617                          0
George S. Barrett                        1993  230,232      168,031(11)      *           7,000        3,598(12)
  (President -- Barre-National, Inc.     1992  229,327      107,345          *           7,000       28,574
  ("Barre-National"); President--        1991  171,416       90,914                      3,000
  NMC Laboratories, Inc. ("NMC"))

- ----------------------
*  Perquisites in such year were not in excess of the lesser of (a) $50,000 and
   (b) 10% of Salary and Bonus for such year. There is no other "Other Annual Compensation."

(1) In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Commission, disclosure has not been provided regarding amounts of Other Annual Compensation and All Other Compensation for 1991.

(2) The Company has not granted any stock appreciation rights ("SARs") to any of the named individuals in 1991, 1992 or 1993.

(3) Consists of $20,060 and $8,625, representing the cost to the Company of an apartment (in lieu of a hotel room) and an automobile and parking space (in lieu of a limousine service), respectively, made available to Mr. Sissener while he is in the United States.

(4) Director and committee fees from the Company and its subsidiaries (before deduction of Company charges for office and secretarial services).

(5) Mr. Cohen's compensation for 1993 and 1992 consists of consulting fees, and for 1991 consists of base salary and consulting fees, in each case paid by the Company pursuant to Mr. Cohen's employment agreement which is described in more detail below.

(6) Director and committee fees from the Company and its subsidiaries.

(7) Consists of a $24,000 travel allowance, $10,031 in director fees from the Company's foreign subsidiary and $9,198 in contributions by the Company to the Company's Voluntary Contributory Retirement Income Plan for Salaried Employees.

(8) Contributions by the Company to the Company's Voluntary Contributory Retirement Income Plan for Salaried Employees.

(9) Consists of $12,531 in director fees from the Company's foreign subsidiary and $28,720 in contributions by Dumex to a defined contribution pension plan.

(10) Mr. Graugaard is paid in Danish kroner ("DKr."). Mr. Graugaard's salary for 1993, 1992 and 1991 was DKr. 1,536,026, DKr. 1,450,000, and DKr.
     1,151,912, respectively. For purposes of the Summary Compensation Table, such Danish kroner amounts were translated into United States dollars using the average exchange rate for the year presented. The average exchange rate of Danish kroner for United States dollars for each of 1993, 1992 and 1991 was DKr. 6.480 to $1.00, DKr. 6.036 to $1.00 and DKr. 6.396
     to $1.00, respectively.

(11) Consists of a contractual bonus of $108,031, of which $68,031 is an incentive bonus based on 1993 operating performance of NMC, and an additional bonus award for 1993 of $60,000.

(12) Contributions by the Company to Barre-National, Inc.'s Voluntary Savings Plan.

EMPLOYMENT AGREEMENTS

  Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer, has an employment contract as a special consultant to the Company for a ten-year period following his retirement (the "Consultant Term"). During the Consultant Term, the Company is required to pay him a minimum aggregate consideration (which minimum consideration was $128,400 for 1993) which may be increased to reflect additional services rendered, inflation and other factors, and will continue to provide him with an automobile allowance and certain other employee benefits. Total payments pursuant to such contract in 1993 were $339,600. The contract provides, in the event of Mr. Cohen's disability, death or termination during the Consultant Term, for continued payments to Mr. Cohen (or his wife or children in the case of his death) of the remaining amounts he would otherwise be entitled to receive. Beginning October 1987, the Company began paying Mr. Cohen supplemental retirement benefits equal to the excess of the amount which would have been paid to him under the Company's Non-Contributory Retirement Plan (as defined below) absent the benefit limitations of the Internal Revenue Service over the amount payable with such limitation. Such payments are made for life or a ten year term, whichever is longer. In December 1991, the Company's Board of Directors granted Mr. Cohen the right to receive a payment equal to 10,000 times the excess over $21 per share, if any, of the arithmetic average of the closing prices of the Class A Stock on the New York Stock Exchange on each of the business days in December 1992. This payment equalled $21,530 and was paid on December 31, 1992. In December 1992, the Company's Board of Directors granted Mr. Cohen a similar right to receive 20,000 times the excess, if any, over $24.25 per share of the arithmetic average of the closing prices of such shares during December 1994.

  Mr. Jeffrey E. Smith is a party to an employment arrangement with the Company which provides that, if his employment is terminated by the Company for any reason other than for cause, he is entitled to receive base salary and certain benefits for one year. Mr. Smith participates in all of the employee benefits available to executives of the Company. Upon retirement, the Company will pay to Mr. Smith supplemental retirement benefits equal to the amount, if any, by which the pension due under the Company's Non-Contributory Retirement Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service.

  Mr. Niels L. Graugaard serves as President and Managing Director of the Company's subsidiary, Dumex, under an employment contract which entitled him to an annual base salary in 1993 of DKr. 1,536,026 and an annual bonus based upon targets to be determined annually. Prior to Mr. Graugaard reaching age 65, the contract may be terminated by Dumex only on 12 months notice. Following Mr. Graugaard's reaching age 65, the contract may be terminated without notice.

  Mr. George S. Barrett and the Company entered into an employment agreement in August 1990 concurrent with the Company's acquisition of its topical creams and ointments pharmaceutical subsidiary, NMC. Such agreement contemplates that Mr. Barrett would serve as NMC's President and provides for a minimum annual salary and bonus through December 31, 1995 and an incentive bonus based upon the operating performance of NMC for each of the four years in the period ending December 31, 1994. In the event of Mr. Barrett's resignation or termination by the Company for any reason other than for cause, he is entitled to receive 75% of such amounts. In July 1991, Mr. Barrett was also appointed President of the Company's liquid pharmaceutical subsidiary, Barre-National, and the minimum annual salary set forth in his employment agreement was increased to $200,000.

GRANTS OF OPTIONS

  The following table discloses, for the named individuals, information regarding stock options granted during 1993. All grants described below are "nonstatutory options" granted under the Company's 1983 Incentive Stock Option Plan, as amended, and have a term of ten years. All outstanding options are subject to vesting provisions under which 25% of the shares covered by each option becomes exercisable on each of the first four anniversaries of the date of grant.

                               1993 OPTION GRANTS

                                                                          POTENTIAL REALIZABLE VALUE
                                                                             AT EXPIRATION USING
                                                                                ASSUMED ANNUAL
                                                                                RATES OF STOCK
                                                                              PRICE APPRECIATION
                           INDIVIDUAL GRANTS                                 FOR OPTION TERM (1)
- ------------------------------------------------------------------------- -----------------------------
                     NUMBER OF   PERCENT OF
                      SHARES    TOTAL OPTIONS
                    UNDERLYING   GRANTED TO   EXERCISE OR
                      OPTIONS     EMPLOYEES   BASE PRICE
NAME                GRANTED (2)    IN 1993      ($/SH)    EXPIRATION DATE  5% ($) (3)      10% ($) (4)
- ------------------  ----------- ------------- ----------- --------------- -------------   -------------
Einar W. Sissener          0          *            *             *               *                *
I. Roy Cohen               0          *            *             *               *                *
Jeffrey E. Smith      10,000        8.16         22.13       3/23/2003           139,143          352,616
David E. Cohen         7,000        5.71         22.13       3/23/2003            97,400          246,831
Niels L. Graugaard     7,000        5.71         22.13       3/23/2003            97,400          246,831
George S. Barrett      7,000        5.71         22.13       3/23/2003            97,400          246,831

- ---------------------
*Not applicable.

(1) Amounts reflect certain assumed annual stock price appreciation rates set forth in the Commission's executive compensation disclosure rules. Actual gains on a stock option exercise, if any, will depend on the Class A Stock market price on the date of exercise.

(2) Twenty-five percent of each of the options granted to Messrs. Jeffrey E. Smith, David E. Cohen,
   Niels L. Graugaard and George S. Barrett in 1993 become exercisable on March 23, 1994, 1995, 1996 and 1997.

(3) Assumes Class A Stock price would be $36.04

(4) Assumes Class A Stock price would be $57.39

OPTION EXERCISES AND VALUES

  The following table discloses, for the named individuals, (a) the number of shares acquired upon exercise of options or with respect to which such options were exercised and the aggregate dollar value realized upon such exercise and
(b) the number and value of unexercised options, in each case as of December 31, 1993.

              1993 AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                     NUMBER OF
                                                 SHARES UNDERLYING           VALUE OF UNEXERCISED
                     NUMBER OF                  UNEXERCISED OPTIONS              IN-THE-MONEY
                      SHARES                      AT 12/31/93 (1)           OPTIONS AT 12/31/93 (1)
                    ACQUIRED ON    VALUE     ------------------------- ---------------------------------
NAME                 EXERCISE   REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE (2) UNEXERCISABLE (2)
- ------------------  ----------- ------------ ----------- ------------- --------------- -----------------
Einar W. Sissener         0           0             0            0               0               0
I. Roy Cohen              0           0             0            0               0               0
Jeffrey E. Smith          0           0        33,875       33,125         $76,189               0
David E. Cohen            0           0        23,125       17,875          82,002               0
Niels L. Graugaard        0           0         9,625       14,875          16,404          $5,468
George S. Barrett         0           0         3,250       13,750               0               0

- ---------------------

(1) All grants are in the form of options under the Company's 1983 Incentive Stock Option Plan, as amended.

(2) Value is based on the closing price of a share of Class A Stock on December 31, 1993 ($14.00) minus the exercise price.

RETIREMENT PLANS

  Messrs. Jeffrey E. Smith and David E. Cohen are active participants in the Company's Non-Contributory Retirement Income Plan for Salaried Employees (a defined benefit plan) (the "Non-Contributory Retirement Plan"). Under the Non-Contributory Retirement Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of annuity payments paid monthly for life (with 120 monthly payments guaranteed) or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to 60% of the participant's highest five-year Average Annual Compensation (as defined below), less 17.25% of 1989 "covered compensation" ($28,200 x 17.25%), multiplied by a fraction, the numerator of which is the number of years of service and denominator of which is the greater of 30 years of service and the number of years from the time the participant commences employment with the Company until the participant's 65th birthday. The Non-Contributory Retirement Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date.

  The following table sets forth the approximate annual retirement benefit based on years of service and Average Annual Compensation.

                               PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
         REMUNERATION (1)              15       20       25       30     35 (2)
- ----------------------------------- -------- -------- -------- -------- --------
$125,000........................... $ 35,068 $ 46,757 $ 58,446 $ 70,136 $ 70,136
$150,000...........................   42,568   56,757   70,946   85,136   85,136
$175,000...........................   50,068   66,757   83,446  100,136  100,136
$200,000...........................   57,568   76,757   95,946  115,136  115,136
$225,000...........................   65,068   86,757  108,446  130,136  130,136
$250,000...........................   72,568   96,757  120,946  145,136  145,136
$300,000...........................   87,568  116,757  145,946  175,136  175,136
$400,000...........................  117,568  156,757  195,946  235,136  235,136
$450,000...........................  132,568  176,757  220,946  265,136  265,136
$500,000...........................  147,568  196,757  245,946  295,136  295,136

- ----------------------

(1) Average annual compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $235,840 for 1993 and $150,000 for 1994.

(2) The Non-Contributory Retirement Plan provides that there is a maximum of the greater of 30 years of service and the number of years from the time the employee commences employment with the Company until the employee's 65th birthday for computations under such plan. The table above assumes a maximum of 30 years of service.

  For purposes of the Non-Contributory Retirement Plan, an employee's "Average Annual Compensation" is his regular cash salary (excluding bonuses, overtime pay and other extraordinary items), for the five consecutive years of service in which his compensation was highest during the ten years of service immediately preceding his retirement. In 1993, the respective amounts of the compensation of Messrs. Jeffrey E. Smith and David E. Cohen would have been $329,992 and $240,058, respectively, under the Non-Contributory Retirement Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Messrs. Jeffrey
E. Smith and David E. Cohen under the Non-Contributory Retirement Plan in 1993 were limited to $235,840. Mr. Jeffrey E. Smith, however, is entitled to supplemental retirement benefits from the Company equal to the amount, if any, by which the pension due under the Company's Non-Contributory Retirement Plan without any limitation imposed by the Internal Revenue Service exceeds any ceiling imposed by the Internal Revenue Service. The years of service credited under the Non-Contributory Retirement Plan as of December 31, 1993 to such officers were as follows: Mr. Jeffrey E. Smith -- 9 years and Mr. David E. Cohen -- 18 years.

  Under the Non-Contributory Retirement Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A termination benefit, payable in the form of a life annuity with 120 monthly payments guaranteed following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, termination benefits vest after five years of employment with the Company. Termination benefits of employees hired prior to January 1, 1989 are currently 100% vested.

  Mr. George S. Barrett participates in retirement programs administered by Barre-National. Such programs, which are not more favorable than the plans described above, include a non-contributory Retirement Income Plan, a defined benefit plan. Contributions to the Retirement Income Plan are made on an actuarial basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors has responsibility for establishing general compensation and employee benefit policies and the specific compensation of the Company's executive officers and other highly paid personnel, except the Chief Executive Officer. As to the Chief Executive Officer's compensation, the Compensation Committee makes recommendations to the Company's Board of Directors. The Compensation Committee also serves as the committee established under the Company's 1983 Incentive Stock Option Plan with authority to fix the terms of, and grant options under, such plan. The Compensation Committee is comprised of non-employee directors although Mr. Sissener, as a member of the Office of the Chief Executive, is active in the management of the Company and Mr. Cohen, as a consultant to the Company and the Chairman of the Executive Committee, confers regularly with the management of the Company on strategic and managerial decisions.

  In general, the Compensation Committee strives to meet the following objectives in making compensation decisions and recommendations: (1) provide overall compensation that equals or exceeds industry standards so that the Company is competitive in its ability to attract and retain highly qualified personnel; (2) relate compensation to the degree to which the Company attains its annual earnings or other performance targets; (3) reward excellent individual performance, with special consideration for specific projects completed or adverse conditions overcome; and (4) provide incentive to contribute to the long-term growth of the Company's businesses and shareholder value. The Company does not intend to pay any compensation to its executive officers which would not be deductible under Section 162 of the Internal Revenue Code of 1986, as amended.

  As reflected in the Summary Compensation Table above, there are currently three principal components of senior executive compensation -- salaries, bonuses and stock options. Salaries are determined annually, primarily on the basis of industry standards as applied to each executive's background, experience and overall performance with the Company. Bonuses are determined annually on the basis of an informal plan which sets potential bonus targets that an individual may achieve. A portion of each potential bonus is based on individual performance during the year, a second portion is based on the performance of the business unit for which the executive is responsible and a third portion is based on the Company's earnings performance for such year. Bonuses may also be adjusted to reflect special projects or events relating to the performance of the individual. Executives whose responsibilities are broader than a particular business unit have a larger portion of their annual bonus potential dependent on the overall earnings performance of the Company. Executives with less ability to influence Company-wide or segment performance have a greater proportion of their bonus dependent on individual performance. In addition, in certain instances the compensation of certain executive officers and other highly paid personnel is determined with regard to contractual commitments made in connection with acquisitions or in other circumstances, and thus the compensation of certain individuals may reflect factors in addition to those described above.

  Stock option grants are intended to provide incentive for long-term contribution to the Company by providing rewards which are earned over a substantial period of employment, which reflect growth in the value of stockholder equity and which align the interests of key personnel with those of stockholders. The policy of the Compensation Committee has been to consider option grants for executives annually and to provide option vesting in annual increments over four years. In determining how broadly in the organization options should be distributed and the number of options to be granted to an individual, the overriding consideration is the importance of the employee's experience, skills and knowledge to the long-term performance of the Company. In making individual grants, the Committee also considers prior grants to each individual and the terms of previously granted options.

  During 1993 an executive compensation consulting firm was retained to advise the Compensation Committee and report regarding the competitiveness of the Company's executive compensation and the effectiveness of current compensation policies to achieve the objective of attracting, retaining and providing incentives for key executives and management personnel. The consulting firm has provided its report and its recommendations are being considered by the Compensation Committee.

  In recommending compensation for the Chief Executive Officer, the Compensation Committee has historically followed the same principles generally applicable to other senior executives. However, since the establishment in mid-1991 of the Office of the Chief Executive (the "OCE") consisting of more than one officer, the Committee's actions have also been influenced by the unique structure and circumstances of the OCE. In 1993 the members of the OCE were Messrs. Einar W. Sissener and Jeffrey E. Smith. Although the responsibilities and authority of the Chief Executive Officer are shared between the members of the OCE as they determine, Mr. Sissener, prior to August 1993, generally served as a strategist and advisor to the Company. In August, 1993, at the request of the Company's Board of Directors, Mr. Sissener undertook, in the context of the OCE, greater responsibilities than he previously had for management of the Company.

  The compensation recommended by the Compensation Committee for Messrs. Sissener and Smith with respect to 1993 reflect the circumstances of the OCE, the performance of its members and the performance of the Company. In August the Committee determined to pay Mr. Sissener a base compensation of $10,000 per month, reflecting his commitment to be more active and assume greater responsibility as a member of the OCE. This compensation was recommended on the basis that he would continue to perform the duties of President of A. L. Oslo (for which he is compensated by A. L. Oslo and its subsidiaries) and that a year-end adjustment would reflect the amount of time actually spent carrying out his responsibilities as a member of the OCE as well as the quality of his performance and the performance of the Company. On this basis, the committee recommended an adjustment of $55,000 for Mr. Sissener. Mr. Sissener is not an employee of the Company and thus is ineligible to receive stock options under the Committee's policies; however, because of his substantial indirect financial interest in the Company through his and his family's stock ownership of A. L. Oslo, the Committee believes his interests are generally aligned with those of the Company's stockholders (except for transactions between A. L. Oslo and the Company, which are subject to review by the Audit Committee).

  The 1993 bonus recommended by the Compensation Committee for Mr. Smith reflected the Compensation Committee's view of his individual performance and the Company's overall earnings performance. As the highest ranking full-time officer responsible for Company-wide activities, the recommendation for Mr. Smith's bonus for 1993 was lower than in 1992, and substantially less than his potential target bonus due to the Company's overall performance. The Compensation Committee did not view Mr. Smith's duties as being significantly diminished by Mr. Sissener's assumption of greater responsibility as a member of the OCE and, therefore, did not recommend lower compensation on that basis. In granting stock options for 10,000 shares to Mr. Smith, the Compensation Committee sought to provide additional long-term motivation and incentive for Mr. Smith to continue his efforts on behalf of the Company.

  The Compensation Committee also makes recommendations for any bonus for Mr.
I. Roy Cohen. Although Mr. Cohen is not an officer or employee of the Company, as Chairman of the Executive Committee and retired Chief Executive Officer, he participates, as a consultant, in various strategic and managerial decisions. In addition, he undertakes special projects assigned to him by the Company's Board of Directors. Mr. Cohen's compensation as a consultant is established by his consulting agreement entered into on January 1, 1987 and amended on December 12, 1989, which provides for per diem fees but does not obligate
Mr. Cohen to provide more than 40 days of consulting services. The Compensation Committee's recommendation of a 1993 bonus for Mr. Cohen was based on the extent of his services in excess of the amount required by his consulting agreement, particularly his involvement in certain special projects.

  Each of the other executive officers of the Company (Messrs. David E. Cohen, Niels L. Graugaard and George S. Barrett) has responsibility for a separate principal business group of the Company. Accordingly, the Compensation Committee's 1993 bonus determinations for these officers were largely influenced by the performance of the relevant business group and, to a lesser extent, by each individual's performance and the Company's overall performance, except that Mr. Barrett's bonus was affected by obligations to him under his employment agreement with the Company.

                                                  By the Compensation
                                                   Committee:

                                                  William S. Leonhardt
                                                   (Chairman)
                                                  I. Roy Cohen
                                                  Glen E. Hess
                                                  Einar W. Sissener

PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return during the last five years with the Media General Financial Services Index for Pharmaceutical Companies (which index includes 223 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Index. The graph assumes $100 invested on December 31, 1988 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.


                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
     AMONG A. L. LABORATORIES, INC., MEDIA GENERAL FINANCIAL SERVICES FOR
          PHARMACEUTICAL COMPANIES INDEX AND NY STOCK EXCHANGE INDEX

                                         Media General
                                         Financial Services
                        A. L.            for Pharmaceutical   NY Stock
Measurement period      Laboratories,    Companies            Exchange
(Fiscal year Covered)   Inc.             Index                Index
- ---------------------   -------------    ------------------   --------
Measurement PT -
1988                    $ 100            $ 100                $ 100

FYE 1989                $ 132.60         $ 139.43             $ 127.57
FYE 1990                $ 185.72         $ 167.22             $ 122.36
FYE 1991                $ 271.19         $ 272.82             $ 158.35
FYE 1992                $ 288.73         $ 223.81             $ 165.80
FYE 1993                $ 157.68         $ 202.97             $ 188.25

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH A. L. OSLO

  During 1993, as in prior years, the Company and A. L. Oslo engaged in a variety of transactions, including the Company's purchase of products and its licensing of technology from, and the sale of goods to, A. L. Oslo. The Company acts as distributor in the United States for pharmaceutical grade bacitracin and feed grade zinc bacitracin manufactured by A. L. Oslo. During 1993, the Company's animal health and bulk antibiotics group purchased $5,932,000 of products, principally bacitracin antibiotics, from A. L. Oslo; A. L. Oslo and its subsidiaries purchased $975,000 of pharmaceutical and animal health products from the Company and its subsidiaries, principally on a contract manufacturing basis; and the Company and its subsidiaries incurred an aggregate of $1,874,000 payable to A. L. Oslo as fees payable under the Technology Agreement (defined below).

  Pursuant to an agency agreement, a Danish subsidiary of the Company purchases and resells pharmaceutical products manufactured by A. L. Oslo and is reimbursed for its promotion costs in connection with such sales. During 1993, such subsidiary purchased $5,241,000 of such products from A. L. Oslo and received a promotion cost reimbursement of $660,000.

  Under a Technical Support and Technology Agreement dated September 30, 1983 (the "Technology Agreement"), A. L. Oslo provides the Company on an ongoing basis with fermentation, technical, engineering and managerial advice and services. This Technology Agreement was renewed in 1993 for an additional ten-year period. Under the Technology Agreement as presently in effect, the Company has an exclusive license until December 2003 (followed by one ten-year renewal option at the election of the Company) to use the manufacturing and technical know-how of A. L. Oslo with respect to the manufacture and sale of bacitracin methylene disalicylate ("BMD") antibiotic feed grade and soluble BMD antibiotic in North America. A. L. Oslo furnishes the Company with technical and engineering services, and microorganisms necessary for the production of the Company's BMD antibiotic. The Technology Agreement also provides that the Company will have access to the services of executive and professional personnel of A.L.Oslo on an occasional basis which does not interfere with such personnel's responsibilities to A. L. Oslo. A. L. Oslo has agreed to use its best efforts to have such personnel available on a short-term basis to meet the needs of the Company. For its services and license under the Technology Agreement, the Company pays A. L. Oslo 2 1/2% of the net sales of its production of BMD antibiotic (excluding soluble BMD antibiotic), 1/3% of the consolidated net sales value of certain pharmaceutical and antibiotic products and 10% of the net sales of soluble BMD antibiotic.

  During 1993, unlike previous years, the Company did not purchase any BMD feed grade from A. L. Oslo. As a result, A. L. Oslo contends that the Company has a contract to purchase 60,000 KgA of BMD feed grade per year. The Company denies that such a contract exists.

  A special committee of the Company's Board of Directors was appointed in 1992 to evaluate the feasibility of combining the Company and certain related businesses of A. L. Oslo. During 1993, such special committee, together with management and the Company's Board of Directors, discussed various proposed structures and terms of a transaction in which such related businesses of A. L. Oslo would become part of the Company. The discussions are continuing. While any such transaction would be submitted for approval by the holders of Class A Stock, there is no assurance that any transaction will be proposed.

  All transactions with A. L. Oslo are subject to review by, and in certain circumstances prior approval of, the Audit Committee. See "Board of Directors and Committees -- Committees of the Board" above.

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

  Mr. Glen E. Hess's professional corporation is a partner of Kirkland & Ellis, a law firm which since 1978 has performed and continues to perform significant legal services for the Company.

  Mr. Oscar W. Kaalstad, a director of the Company, is the Chairman and President of EuroConsult, Inc., a technology consulting firm to which the Company paid $7,902 for consulting services during 1993.

  Mr. David E. Cohen, the President and General Manager of the Company's Animal Health Division, is the nephew of Mr. I. Roy Cohen.

  Mr. Gert W. Munthe, a nominee for election as a Class B Director and a director of A. L. Oslo, is the son-in-law of Mr. Einar W. Sissener.

  Two shareholder class action complaints were filed against the Company and Messrs. Einar W. Sissener, I. Roy Cohen and Jeffrey E. Smith in the United States District Court for the District of New Jersey in November 1992. The complaints, which were consolidated, alleged that the defendants caused the Company to issue a series of statements in violation of the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder. While the Company believed the claims were without merit and denied all liability with respect to such claims, it believed that a settlement was desirable. On September 15, 1993, it entered into a comprehensive agreement settling all claims raised by the consolidated complaint for the amount of $2,250,000 plus the costs (not to exceed $50,000) of providing notice of the settlement to the class members. On February 28, 1994, the court approved such settlement and dismissed the combined lawsuit. In accordance with the Company's Certificate of Incorporation and Delaware law, the Company's Board of Directors authorized the Company to pay the defense and settlement costs of Messrs. Sissener, Cohen and Smith in connection with such matter. A significant portion of the costs of the settlement were covered by insurance.

                              INDEPENDENT AUDITORS

  Coopers & Lybrand has been selected to serve as the Company's independent certified public accountants for the fiscal year ending December 31, 1994. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors has been approved by the Company's Board of Directors based upon the recommendation of the Audit Committee.

              STOCKHOLDERS' PROPOSALS FOR THE 1995 ANNUAL MEETING

  In order to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders, stockholder proposals must be submitted to the Company on or before December 30, 1994.

                                 OTHER BUSINESS

  As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                                  By order of the Board of
                                                   Directors

                                                  Beth P. Hecht
                                                  Secretary
                                                  A. L. Laboratories, Inc.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                            A. L. LABORATORIES, INC.
         ONE EXECUTIVE DRIVE, P.O. BOX 1399, FORT LEE, NEW JERSEY 07024
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 20, 1994

  Jeffrey E. Smith, Executive Vice President, Beth P. Hecht, Secretary, and Gale R. Cataraso, Assistant Secretary, or any one of them, with full power of substitution, are hereby authorized to vote the shares of Class A Common Stock of A. L. Laboratories, Inc., which the undersigned is entitled to vote at the 1994 Annual Meeting of Stockholders to be held at The Pierre Hotel, Wedgwood Room, Fifth Avenue at 61st Street, New York, New York on Monday, June 20, 1994 at 11:00 a.m. local time, and at all adjournments thereof, as follows:

1. ELECTION OF DIRECTORS

 [_]FOR all nominees listed             [_]WITHHOLD AUTHORITY to
   below (except as marked               vote for all nominees
   to the contrary below)                listed below

                         JAMES BALOG, THOMAS G. GIBIAN

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:)
- --------------------------------------------------------------------------------

2. As such persons may in their discretion determine upon such matters as may come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                         (CONTINUED FROM REVERSE SIDE)

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITEM 1. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR
ITEM 1.

Dated: ___________________, 1994    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                            SIGNATURE OF STOCKHOLDER(S)

                                    NOTE: THE SIGNATURE SHOULD CORRESPOND
                                    EXACTLY WITH THE NAME OF THE STOCKHOLDER
                                    AS IT APPEARS HEREON. WHERE STOCK IS
                                    REGISTERED IN JOINT TENANCY, ALL TENANTS
                                    SHOULD SIGN. PERSONS SIGNING AS EXECUTORS,
                                    ADMINISTRATORS, TRUSTEES, ETC., SHOULD SO
                                    INDICATE.

                                    PLEASE MARK, SIGN AND MAIL THIS PROXY
                                    PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
                                    REQUIRES NO POSTAGE IF MAILED IN THE
                                    UNITED STATES.